                                                                    EXHIBIT 10.1

                                EIGHTH AMENDMENT
                               TO CREDIT AGREEMENT

                  This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 11, 2003 and entered into by and among ARRIS GROUP, INC., a Delaware corporation ("HOLDINGS"), ARRIS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), ARRIS INTERACTIVE L.L.C., a Delaware limited liability company ("ARRIS"), EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF (Company, Arris and each such subsidiary are individually referred to herein as a "BORROWER" and, collectively, on a joint and several basis, as the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent, collateral agent and syndication agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT), and is made with reference to that certain Credit Agreement dated as of August 3, 2001, as amended by that certain First Amendment to Credit Agreement dated as of January 8, 2002, as supplemented by that certain Acknowledgement dated as of March 21, 2002, as further amended by that certain Second Amendment to Credit Agreement dated as of April 19, 2002, as further amended by that certain Third Amendment to Credit Agreement dated as of April 24, 2002, as further amended by that certain Fourth Amendment to Credit Agreement dated as of May 31, 2002, as further amended by that certain Fifth Amendment dated as of September 30, 2002, as further supplemented by that certain Consent dated as of September 30, 2002, as further amended by that certain Sixth Amendment to Credit Agreement dated as of November 21, 2002 and as further amended by that certain Seventh Amendment to Credit Agreement dated as of January 2, 2003 (as so amended, restated, supplemented or otherwise modified as of the date hereof, the "CREDIT AGREEMENT"), by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to: (i) permit Holdings to issue convertible subordinated notes in an aggregate principal amount not to exceed $125,000,000; (ii) permit Holdings and its Subsidiaries to use the Net Securities Proceeds received from the issuance of such convertible subordinated notes to (1) redeem the Arris New Membership Interests from Nortel LLC and (2) under certain circumstances, to redeem shares of Holdings Common Stock issued to and held by Nortel LLC; (iii) reduce the Revolving Loan Commitments to $115,000,000 by terminating the Revolving Loan Commitment of Comerica Bank; and (iv) make certain other amendments as set forth below;


                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


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

                  SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1 AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS.

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "ARRIS INTERCOMPANY NOTE" means the subordinated promissory note issued by the Company to Holdings, so long as (a) the aggregate principal amount of such Indebtedness does not exceed the actual amount required to purchase the Arris New Membership Interests pursuant to the terms of the Arris New Membership Interest Redemption Documents, (b) such Indebtedness has a final maturity no earlier than January 1, 2008,
         (c) the per annum interest rate applicable to such Indebtedness does not exceed the per annum interest rate payable on the Holdings Convertible Subordinated Notes and (d) such note is otherwise in the form attached hereto as Exhibit XXI.


                  "ARRIS NEW MEMBERSHIP INTEREST REDEMPTION DOCUMENTS" means the Nortel Letter Agreement, the Amended and Restated Arris Membership Agreement and the Option Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  "COMERICA" means Comerica Bank.


                  "EIGHTH AMENDMENT EFFECTIVE DATE" means the date the Eighth Amendment to this Agreement became effective in accordance with its terms.


                  "EXCESS NET SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 7.3(xx).


                  "HOLDINGS COMMON STOCK REDEMPTION DOCUMENTS" means the Nortel Letter Agreement and the Option Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  "HOLDINGS CONVERTIBLE SUBORDINATED NOTE DOCUMENTS" means the Holdings Convertible Subordinated Notes and the Holdings Convertible Subordinated Note Indenture, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  "HOLDINGS CONVERTIBLE SUBORDINATED NOTE INDENTURE" means the Indenture between Holdings and The Bank of New York, as Trustee, with respect to the Holdings Convertible Subordinated Notes, in the form attached hereto as Exhibit XXII, together with such changes thereto made prior to the issuance of the Holdings Convertible Subordinated Notes as are approved by the Administrative Agent and its counsel, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  "HOLDINGS CONVERTIBLE SUBORDINATED NOTES" means any Indebtedness of Holdings evidenced by convertible subordinated notes in aggregate principal amount equal to at least $75,000,000, so long as (a) the aggregate principal amount of such Indebtedness does not exceed $125,000,000, (b) such Indebtedness has a final maturity no earlier than January 1, 2008, (c) the interest rate applicable to such Indebtedness does not exceed 8.0% per annum, (d) such Indebtedness is not guaranteed by any direct or indirect Subsidiary of Holdings, (e) such Indebtedness (other than obligations of Holdings to the trustee for the Holdings Convertible Subordinated Notes pursuant to Section 7.7 of the Holdings Convertible Subordinated Note Indenture) is not secured by any asset of Holdings or any of its direct or indirect Subsidiaries, (f) such Indebtedness (or the documentation governing the same) shall (i) provide for payment blockage of all principal and interest owing thereunder on the terms provided in the Holdings Convertible Subordinated Note Indenture and the Holdings Convertible Subordinated Notes are otherwise subordinated to the Obligations in accordance with the Holdings Convertible Subordinated Note Indenture and (ii) afford Holdings and its Subsidiaries the ability to incur secured Indebtedness under the Loan Documents (on a first-Lien priority basis), and (e) the documentation governing such Indebtedness, including all terms and conditions of such Indebtedness, are in form and substance satisfactory to the Administrative Agent and its counsel. The issuance of the Holdings Convertible Subordinated Notes shall be deemed to be a representation and warranty by Holdings and the Borrowers that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 5.


                   "HOLDINGS STOCK REDEMPTION TERMINATION DATE" means the date that Holdings' option to redeem Holdings Common Stock issued to and held by Nortel LLC in accordance with the terms of the Nortel Letter Agreement shall terminate pursuant to the terms of the Nortel Letter Agreement.


                  "NORTEL LETTER AGREEMENT" means the letter agreement, dated March 11, 2003, among Holdings, Arris, Nortel LLC and Nortel Networks, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  "OPTION AGREEMENT" means the Option Agreement, dated as of June 7, 2002 by and among Nortel LLC, Arris and Holdings, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Change of Control", "Consolidated Senior Leverage Ratio" and "Subordinated Indebtedness" therefrom in their entirety and substituting the following therefor:

                  "CHANGE IN CONTROL" means any of the following:

                           (i) any Person (other than the Permitted Holders) acting in concert with one or more other Persons (other than the Permitted Holders) shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency;

                           (ii) the Permitted Holders acting in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency;

                           (iii) the occurrence of a change in the Governing Body of Holdings such that a majority of members of such Governing Body are not Continuing Members;

                           (iv) the failure at any time of Holdings to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Company or the failure at any time of Holdings to have the ability to elect all of the Governing Body of Company;

                           (v) the failure at any time of Company to legally and beneficially own and control 100% of the issued and outstanding shares of Capital Stock of all other Borrowers (other than Arris) or the failure at any time of Company to have the ability to elect all of the Governing Body of any other Borrower (other than Arris), except as a result of a merger, dissolution, liquidation, Asset Sale or other disposition of such Borrower to the extent permitted under Subsection 7.7(i) or 7.7(vii);

                           (vi) the failure of Holdings and the Company to legally and beneficially own and control 100% of the membership interest of Arris (during the period prior to the issuance of the Holdings Convertible Subordinated Notes only, other than the Arris New Membership Interests) or the failure at any time of Holdings and Company to have the ability to elect all of the Governing Body of Arris;

                           (vii) the occurrence of any "Change of Control" as defined in the Convertible Subordinated Note Indenture; and

                           (viii) the occurrence of any "Change of Control" as defined in the Holdings Convertible Subordinated Note Indenture.

                  As used herein, the term "beneficially own" or "beneficial ownership" shall have the meanings set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Total Debt (excluding (i) the Convertible

         Subordinated Notes and any refinancing of the Convertible Subordinated Notes permitted in accordance with subsection 7.1(ix) and (ii) only to the extent outstanding during the applicable Fiscal Quarter which is the subject of this calculation, the Holdings Convertible Subordinated Notes) as of the last day of each of the three months in such Fiscal Quarter for which such determination is being made divided by three to
         (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.


                  "SUBORDINATED INDEBTEDNESS" means (i) the Convertible Subordinated Notes, (ii) the Holdings Convertible Subordinated Notes,
         (iii) any Indebtedness incurred in accordance with subsection 7.1(ix) to refinance the Convertible Subordinated Notes, (iv) any Subordinated Holdings Indebtedness and (v) any Indebtedness of any Borrower incurred from time to time and subordinated in right of payment to the Obligations.


                  1.2 AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

                  A. Subsection 2.4A(iii) is hereby amended by deleting clause (c) in its entirety and substituting therefor:

                  "(c)     Prepayments and Reductions Due to Issuance of Equity
         Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Holdings or any Subsidiary of Holdings or from any capital contribution to Holdings by any holder of Capital Stock thereof after the Closing Date, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to fifty percent (50%) of such Net Securities Proceeds; provided, however, that no such prepayment or reduction of the Revolving Loan Commitments shall be required in connection with (i) any issuances of Capital Stock of Holdings to any employee, executive, director or officer of Holdings or any of its Subsidiaries under an incentive compensation plan in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; (ii) issuances of Capital Stock of any Subsidiary of Holdings to directors of such Subsidiary in the extent required by applicable law; (iii) any issuance of Capital Stock in connection with the conversion of the Convertible Subordinated Notes in accordance with the terms of this Agreement; (iv) issuance of Capital Stock to any Loan Party by one of its Subsidiaries or the incurrence of any intercompany Indebtedness permitted to be incurred under subsection 7.1; (v) any issuance of Holdings Common Stock or Preferred Holdings Stock in exchange for the Arris New Membership Interests in connection with the Mandatory Exchange Event in accordance with the terms of this Agreement and the Amended and Restated Arris Membership Agreement; or (vi) any issuance of Holdings Common Stock in connection with the conversion of the Holdings Convertible Subordinated Notes as permitted by and otherwise in accordance with the Holdings Convertible Subordinated Note Indenture."

                  B. Subsection 2.4A(iii)(d) of the Credit Agreement is hereby amended by deleting the period at the end of such subsection and inserting the following proviso at the end of such subsection:

                  "; provided, further, that notwithstanding anything in this clause (d) to the contrary, on and after the Eighth Amendment Effective Date, if no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Holdings and the Borrowers shall apply, or cause to be applied, all of the Net Securities Proceeds received from the issuance of the Holdings Convertible Subordinated Notes, first, to repay any outstanding Loans to the full extent thereof and, second, in accordance with subsection 6.17.

                  C. Subsection 2.4A(iii) of the Credit Agreement is hereby amended by adding the following clause (k) at the end of such subsection:

                  "(k) Elimination of Revolving Loan Commitment of Comerica on Eighth Amendment Effective Date. On the Eighth Amendment Effective Date, so long as no Loans are outstanding, the Revolving Loan Commitment of Comerica shall be reduced to zero and the aggregate Revolving Loan Commitments shall be reduced to $115,000,000 after giving effect to such reduction of the Revolving Loan Commitment of Comerica, in each case in accordance with the terms of the Eighth Amendment.

                  1.3      AMENDMENTS TO SECTION 6: BORROWERS' AFFIRMATIVE
                           COVENANTS.

                  A. Subsection 6.16 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

         6.16     REDEMPTION/REPAYMENT OF CONVERTIBLE SUBORDINATED NOTES.

                  Holdings and/or the Borrowers shall, within three (3) Business Days after the Eighth Amendment Effective Date, place in a deposit account (the "REDEMPTION/REPAYMENT ACCOUNT") subject to a Blocked Account Agreement, in such form as approved by the Administrative Agent, with the Administrative Agent and the banking institution maintaining such deposit account (providing (x) that upon the occurrence and during the continuation of an Event of Default, such deposit account is subject to the sole and exclusive control of the Administrative Agent and (y) subject to clause (x) above, so long as any Convertible Subordinated Notes are outstanding, without the prior written consent of Administrative Agent (as directed by Requisite Lenders), Borrower may only withdraw Cash from such deposit account to repay or redeem the Convertible Subordinated Notes) Cash sufficient to repay on May 15, 2003 the aggregate principal amount of all Convertible Subordinated Notes outstanding on such Eighth Amendment Effective Date and all other amounts due in connection with the Convertible Subordinated Notes; provided, further, that any Cash held in the Redemption/Repayment Account may be invested in Cash Equivalents in a Securities Account and the proceeds from such Securities Account may be deposited in a Restricted Deposit Account, so long as such Securities Account and

         Restricted Deposit Account are subject to Blocked Account Agreements that provide that so long as any Convertible Subordinated Notes are outstanding, any amounts in such Securities Account or Restricted Deposit Account may not be withdrawn by Borrower other than for deposit in the Redemption/Repayment Account or, in the case of such Restricted Deposit Account, reinvestment in Cash Equivalents credited to the Securities Account.

                  B. Section 6 of the Credit Agreement is hereby amended by adding the following subsections 6.17, 6.18 and 6.19 at the end of such
Section:

                  6.17  REDEMPTION OF ARRIS NEW MEMBERSHIP INTERESTS.

                  If at any time after the Eighth Amendment Effective Date, Holdings issues any Holdings Convertible Subordinated Notes as permitted by this Agreement, Holdings shall, promptly upon receipt of the Net Securities Proceeds, first, repay all Loans required to be repaid in accordance with subsection 2.4A(iii) and, second, cause the Company to purchase, all of the Arris New Membership Interests from Nortel LLC in accordance with the terms of the Arris New Membership Interest Redemption Documents and subject to the conditions set forth in subsection 7.3(xix). Promptly following the purchase of the Arris New Membership Interests from Nortel LLC, Holdings and the Company shall provide the Administrative Agent with evidence satisfactory to it that the Company has contributed all of the Arris New Membership Interests acquired by Company to Arris as a capital contribution on terms reasonably acceptable to the Administrative Agent.

                  6.18  HOLDINGS CONVERTIBLE SUBORDINATED NOTE OFFERING.

                  A. If Holdings issues any Holdings Convertible Subordinated Notes as permitted by and otherwise in accordance with the terms of this Agreement, the same shall have been consummated no later than June 30, 2003. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate such issuance in accordance with the requirements of the terms of the Holdings Convertible Subordinated Note Documents and all applicable laws shall be (or have been) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, at the time of such issuance, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon such issuance or the performance by Holdings and its Subsidiaries of their respective obligations under the Holdings Convertible Subordinated Note Documents therefor and in accordance with all applicable laws. The issuance of the Holdings Convertible Subordinated Notes shall be deemed to be a representation and warranty by Holdings that all conditions thereto specified in this subsection 6.19A have been satisfied in all material respects and that such issuance is permitted by and otherwise in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 5.

                  B. On or prior to the date of the issuance of the Holdings Convertible Subordinated Notes as permitted in accordance with the terms of this Agreement:

                  (i) The Administrative Agent shall have received from Holdings true and correct certified copies of (x) resolutions of the Board of Directors of such Person with respect to the matters set forth in this Section 6.18, and such resolutions shall be in form and substance satisfactory to the Administrative Agent and (y) the Organizational Documents of Arris existing after the redemption pursuant to subsection 7.3(xix) and any restatement thereof;

                  (ii) The Administrative Agent shall have received from Troutman Sanders LLP, counsel for Loan Parties, in form and substance satisfactory to the Administrative Agent and its counsel, an opinion addressed to each Lender (or appropriate reliance letters accomplishing the same)1 and dated the date of the issuance of the Holdings Convertible Subordinated Notes, which opinions shall, in each case, cover such matters incident to such offering and the other transactions contemplated by this subsection 6.18 as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent and its counsel;

                  (iii) The Administrative Agent shall have received true and correct certified copies of all Holdings Convertible Subordinated Note Documents, Holdings Common Stock Redemption Documents and Arris New Membership Interest Redemption Documents, and all terms and conditions thereof shall be consistent with the requirements of this Agreement and otherwise be in form and substance satisfactory to the Administrative Agent and its counsel;

                  (iv) The Administrative Agent shall have received a certificate, dated the date of the issuance of the Holdings Convertible Subordinated Notes and signed on behalf of Holdings by an authorized officer of Holdings, stating that, as of the date of such issuance, (A) all of the conditions contained in this Section 6.18 have been satisfied; (B) the Holdings Convertible Subordinated Notes are being issued in compliance with the terms of the Credit Agreement and the other Loan Documents; (iii) no Event of Default or Potential Event of Default has occurred and is continuing; and (iv) the representations and warranties contained in Section 5 are true and correct (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date); and

                  (v) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, projections demonstrating that, after giving effect to the issuance of the Holdings Convertible Subordinated Notes and the use of

---------------------

(1) IF A FORM IS AVAILABLE AND APPROVED BY THE ADMINISTRATIVE AGENT, A FORM CAN BE ATTACHED. A SUBORDINATION OPINION SIMILAR TO THE OPINION PREVIOUSLY PROVIDED BY TROUTMAN TO THE LENDERS ON AUGUST 3, 2001 WILL BE REQUIRED.

         the proceeds therefrom, the Loan Parties shall be in compliance on a pro forma basis with all of the covenants set forth in Section 7 during the four-Fiscal Quarter period following the incurrence of such Indebtedness.

                  6.19  ARRIS INTERCOMPANY NOTE.

                  If at any time after the Eighth Amendment Effective Date, the Company becomes liable for any Indebtedness to Holdings as permitted by subsection 7.1(xv), the Company shall execute the Arris Intercompany
         Note in favor of Holdings evidencing the full amount of such Indebtedness. Promptly following the issuance of the Arris Intercompany Note, Holdings shall deliver to the Administrative Agent, (i) the executed original Arris Intercompany Note, duly endorsed and accompanied by a duly executed instrument of transfer or assignment, in form and substance reasonably satisfactory to Administrative Agent and
         (ii) a Pledge Supplement (as defined in the Security Agreement) with respect to such Indebtedness, each in accordance with the terms of the Security Agreement.

                  1.4      AMENDMENTS TO SECTION 7: BORROWERS' NEGATIVE
                           COVENANTS.

                  A. Subsection 7.1 of the Credit Agreement is hereby amended by (i) inserting "During the period prior to the issuance of the Holdings Convertible Subordinated Notes only," at the beginning of clause (ix);
(ii) deleting "After" at the beginning of clause (xi) and substituting therefore "During the period prior to the issuance of the Holdings Convertible Subordinated Notes only, after"; and (iii) deleting the "and" at the end of clause (xii), deleting the period at the end of clause (xiii) and substituting therefor "; and", and inserting the following clauses (xiv) and (xv) at the end of such subsection:

                  "(xiv) Holdings may incur Indebtedness evidenced by the Holdings Convertible Subordinated Notes in an aggregate principal amount not to exceed $125,000,000 in accordance with the terms of the Holdings Convertible Subordinated Note Documents and this Agreement, provided, that, at the time such Indebtedness is incurred, and after giving effect to such incurrence, no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom; and


                  (xv) In the event that Holdings issues the Holdings Convertible Subordinated Notes, Company may incur Indebtedness evidenced by the Arris Intercompany Note in an aggregate principal amount not to exceed the actual amount required to purchase the Arris New Membership Interests pursuant to the terms of the Arris New Membership Interest Redemption Documents; provided, that, at the time such Indebtedness is incurred, and after giving effect to such incurrence, no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom."


                  B. Subsection 7.3 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (xvii), deleting the period at the end of clause (xiii) and substituting therefor "; and", and inserting the following clauses (xix) and (xx) at the end of such subsection:

                  "(xix)   On the date of issuance of the Holdings Convertible
         Subordinated Notes, so long as on such date: (i) no Event of Default of Potential Event of Default has occurred and is continuing or shall be caused as a result of such purchase and (ii) no Loans are outstanding, the Company may purchase the Arris New Membership Interests from Nortel LLC in accordance with the terms of the Arris New Membership Interest Redemption Documents and this Agreement for an aggregate purchase price not to exceed (A) the Net Securities Proceeds actually received by Holdings from the issuance of the Holdings Convertible Subordinated Notes minus (B) the amount of any repayment of the Loans required to be made in accordance with subsection 2.4A(iii) in connection with the receipt of such Net Securities Proceeds or, in the event that the Net Securities Proceeds received from the issuance of the Holdings Convertible Subordinated Notes are insufficient to purchase 100% of the Arris New Membership Interests in accordance with the terms of the Arris New Membership Interest Redemption Documents, then for an aggregate purchase price equal to such Net Securities Proceeds (minus the amount prescribed in clause (B) above) plus up to, but in no event exceeding, $20,000,000 in Cash so long as that after giving effect to such purchase, Cash Availability shall be at least $30,000,000; provided, that for purposes of determining Cash Availability in accordance with this subsection 7.3(xix), Cash Availability shall not include (x) Cash held in the Redemption/Repayment Account; (y) Cash Equivalents held in any Securities Account; and (z) proceeds from any Securities Account held in a Restricted Deposit Account, each in accordance with subsection 6.16; and

                  (xx) Solely in the event that the Net Securities Proceeds received by Holdings from the issuance of the Holdings Convertible Subordinated Notes shall exceed the amount necessary to purchase 100% of the Arris New Membership Interests from Nortel LLC (such amount, the "EXCESS NET SECURITIES PROCEEDS") in accordance with the terms of the Arris New Membership Interest Redemption Documents and this Agreement, and only after the purchase of 100% of the Arris New Membership Interests in accordance with subsection 6.17, on any Business Day following the issuance of the Holdings Convertible Subordinated Notes, but before the Holdings Stock Redemption Termination Date, Holdings may redeem, in accordance with the terms of the Holdings Common Stock Redemption Documents, shares of Holdings Common Stock issued to and held by Nortel LLC for an aggregate redemption price not to exceed the Excess Net Securities Proceeds, so long as on the date of such redemption, (i) no Event of Default of Potential Event of Default has occurred and is continuing or shall be caused as a result of such redemption, (ii) no Loans are outstanding and (iii) after giving effect to such redemption, Cash Availability shall be at least $40,000,000; provided, that for purposes of determining Cash Availability in accordance with this subsection 7.3(xx), Cash Availability shall not include (x) Cash held in the Redemption/Repayment Account; (y) Cash Equivalents held in any Securities Account; and (z) proceeds from any Securities Account held in a Restricted Deposit Account, each in accordance with subsection 6.16."

                  C. Subsection 7.5 of the Credit Agreement is hereby amended by (i) inserting "During the period prior to the issuance of the Holdings Convertible Subordinated Notes only," at the beginning of clause (vii);
(ii) deleting "If" at the beginning of clause (viii) and substituting therefor "During the period prior to the issuance of the Holdings Convertible Subordinated Notes only, if"; and (iii) deleting clauses (xi) and (xii) and substituting therefor the following clauses (xi), (xii), (xiii), (xiv),
(xv),(xvi), (xvii), (xviii) and (xix) at the end of such subsection:

                  "(xi) On any Business Day after the Eighth Amendment Effective Date, Company, Arris and/or Holdings may repurchase or repay principal due on and redeem the Convertible Subordinated Notes and repay any other amounts required to be repaid in connection with such redemption and/or repayment, in each case in accordance with the terms of this Agreement, the Convertible Subordinated Notes and the Convertible Subordinated Note Indenture out of funds on deposit in the Redemption/Repayment Account, so long as on the date of such repayment or redemption, no Event of Default or Potential Event of Default has occurred and is continuing or shall be caused as a result of such repayment or redemption;

                  (xii) So long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to redeem and/or repay the Convertible Subordinated Notes in accordance with clause (xi) above, so long as Holdings promptly applies the amount of any such Restricted Junior Payment for such purpose;

                  (xiii) So long as (i) no Event of Default has occurred and is continuing pursuant to subsection 8.1, 8.6 or 8.7, or (ii) no blockage notice has been delivered in accordance with the terms of the Holdings Convertible Subordinated Note Indenture, Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make scheduled cash interest payments (including Liquidated Damages (as defined in the Holdings Convertible Subordinated
         Note Indenture), if any) on the Holdings Convertible Subordinated Notes issued in accordance with the terms of this Agreement, so long as Holdings promptly applies the amount of any such Restricted Junior Payment for such purpose;

                  (xiv) So long as (i) no Event of Default has occurred and is continuing or would result therefrom, or (ii) no blockage notice has been delivered under the Holdings Convertible Subordinated Note Indenture, the Company may make scheduled cash interest payments on the Arris Intercompany Note to the extent required by the terms of the Arris Intercompany Note; provided, that the sum of (x) the aggregate amount of such payments made in any six-month period plus (y) the aggregate amount of any Restricted Junior Payments permitted to be made by clause (xiii) of this subsection 7.5 for the same six-month period shall not exceed the aggregate scheduled cash interest payments (including Liquidated Damages (as defined in the Holdings Convertible Subordinated Note Indenture), if any) on the Holdings Convertible Subordinated Notes required to be paid for the same six-month period;

                  (xv) So long as (i) no Event of Default has occurred and is continuing pursuant to subsection 8.1, 8.6 or 8.7, or (ii) no blockage notice has been delivered in accordance with the terms of the Holdings Convertible Subordinated Note Indenture, Holdings may make scheduled cash interest payments (including Liquidated Damages (as defined in the Holdings Convertible Subordinated Note Indenture), if any) on the Holdings Convertible Subordinated Notes issued in accordance with the terms of this Agreement to the extent required by the Holdings Convertible Subordinated Notes and the Holdings Convertible Subordinated Note Indenture;

                  (xvi) Holdings may exchange Holdings Convertible Subordinated Notes, in an aggregate principal amount not to exceed the face amount of the Holdings Convertible Subordinated Notes being exchanged, for Holdings Common Stock in accordance with the terms of the Holdings Convertible Subordinated Note Indenture; provided, that no other consideration is paid by Holdings or any of its Subsidiaries in connection with such exchange other than cash in lieu of fractional shares of Holdings Common Stock in accordance with clause (xvii) below;

                  (xvii) So long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Holdings may make Restricted Junior Payments in connection with the payment of cash in lieu of fractional shares of Holdings Common Stock pursuant to clause (xvi) above and to the extent required under the Holdings Convertible Subordinated Note Indenture;

                  (xviii) So long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and
         (ii) no Loans are outstanding, Holdings may redeem or otherwise acquire Holdings Common Stock issued to and held by Nortel LLC to the extent permitted by and otherwise in accordance with subsection 7.3(xx); and

                  (xix) So long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and
         (ii) no Loans are outstanding, the Company may purchase the Arris New Membership Interests to the extent permitted by and otherwise in accordance with the terms of subsection 7.3(xix) provided that upon such purchase clause (vii) of this subsection 7.5 shall no longer apply."

                  D. Subsection 7.7 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (xi), deleting the period at the end of clause (xii) and substituting therefor "; and", and inserting the following clause (xiii) at the end of such subsection:

                  "(xiii) Holdings may authorize and issue the Holdings Subordinated Convertible Notes pursuant to the terms of the Holdings Subordinated Convertible Note Indenture and this Agreement and may authorize and issue shares of Holdings Common Stock as and to the extent required for any conversion of the Holdings Subordinated Convertible Notes pursuant to the Holdings Subordinated Convertible Notes and the Holdings Subordinated Convertible Note Indenture.

                  E. Subsection 7.9 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (v), deleting the period at the end of clause (vi) and inserting the following clauses (vii) and (viii) at the end of such subsection:

                  ", (vii) the purchase of the Arris New Membership Interests from Nortel LLC to the extent permitted by and otherwise in accordance with the terms of this Agreement and (viii) the redemption by Holdings of Holdings Common Stock issued to and held by Nortel LLC to the extent permitted by and otherwise in accordance with the terms of this Agreement."

                  F. Subsection 7.12 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                  "7.12 AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                  A. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS. Neither Holdings, any Borrower nor any their respective Subsidiaries will agree to any amendment to, or waive any of its rights under (i) any Reorganization Document (other than the Amended and Restated Arris Membership Agreement which is otherwise subject to clause (v)(y) below), Mexican Intercompany Security Document or Tax Abatement Transaction Document after the Closing Date; (ii) any Cadant Acquisition Document after the First Amendment Effective Date; (iii) any Keptel Sale Document after the closing of the Third Amendment to this Agreement; (iv) any Actives Division Sale Document after the closing of the Sixth Amendment to this Agreement; or (v) after the Eighth Amendment Effective Date, (x) any Holdings Common Stock Redemption Document, the Nortel Letter Agreement, the Option Agreement, the Settlement and Release Agreement, and the Arris Intercompany Note and, (y) only to the extent such amendment or waiver of rights adversely affects the rights of the Lenders, the Amended and Restated Arris Membership Agreement, without, in each case, obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

                  B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Except as permitted by subsection 7.1(viii) or 7.1(ix), neither Holdings nor any Borrower shall, and each shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Holdings, any Borrower, any of their respective Subsidiaries or Lenders; provided, however, that Holdings and the Company may amend the Convertible Subordinated Note Indenture to provide for the Subordinated Holdings Guaranty, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent."

                  G. Section 7 of the Credit Agreement is hereby amended by adding the following subsection 7.16 at the end of such subsection:

                  "7.16 DESIGNATED SENIOR DEBT. Holdings shall not designate any Indebtedness (or related interest obligations) as Senior Indebtedness (as such term is defined in the Holdings Convertible Subordinated Note Indenture), except for the Obligations."

                  1.5      AMENDMENTS TO SECTION 8: EVENTS OF DEFAULT.

                  A. Subsection 8.3 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                  "8.3     BREACH OF CERTAIN COVENANTS.

                  Failure of Holdings or any Borrower to perform or comply with any applicable term or condition contained in subsection 2.5, 6.2, 6.14, 6.15 or 6.17 or Section 7 of this Agreement; or"

                  B. Subsection 8.13 of the Credit Agreement is hereby amended by deleting part (b) of clause (i) of such subsection in its entirety and substituting the following therefor:

                  "(b) entering into and performing its obligations under and in accordance with the Subordinated Holdings Guaranty, Holdings Comdisco Guaranty, Cadant Acquisition Documents, the Holdings Common Stock Redemption Documents, the Arris New Membership Interest Documents, the Holdings Convertible Subordinated Note Documents, Arris Intercompany Note, Loan Documents or Reorganization Documents to which it is a party, or"

                  1.6      AMENDMENT TO SECTION 10: MISCELLANEOUS.

                  A. Subsection 10.7 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                  10.7  OBLIGATIONS DESIGNATED SENIOR DEBT.

                  A. Company hereby acknowledges and agrees that the Obligations are and designates the Obligations as Designated Senior Debt (as such term is defined in the Convertible Subordinated Note Indenture) and Designated Senior Indebtedness (as such term is used in the Convertible Subordinated Note Indenture).

                  B. Holdings hereby acknowledges and agrees that the Obligations are and designates the Obligations as Designated Senior Debt (as such terms is defined in the Holdings Convertible Subordinated
         Note Indenture) and Senior Indebtedness (as such term is used in the Holdings Convertible Subordinated Note Indenture).


                  SECTION 2. TERMINATION OF REVOLVING LOAN COMMITMENT OF COMERICA BANK.

                  The Borrowers and Lenders acknowledge and agree that on the Eighth Amendment Effective Date, so long as no Loans are outstanding, (w) the Revolving Loan Commitment of Comerica shall terminate, (x) Comerica shall relinquish its rights (other than any rights which survive the termination of the Credit Agreement under subsection 10.10B of the Credit Agreement) under the Credit Agreement, (y) Comerica shall be released from its obligations under the Credit Agreement and shall cease to be a party thereto and (z) the aggregate Revolving Loan Commitments shall be reduced to $115,000,000 after giving effect to such termination.

                  As of the date hereof, the amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 1 annexed hereto.

                  SECTION 3.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Holdings and Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:


                  A. CORPORATE POWER AND AUTHORITY. Holdings and each Borrower have all requisite corporate power and authority to enter into this Amendment, and perform their respective obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Holdings and each Borrower.

                  C. NO CONFLICT. The execution and delivery by Holdings and Borrowers of this Amendment and the performance by Holdings and Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any Borrower or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws or Certificate of Formation or Operating Agreement, as applicable, of Holdings or any Borrower or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings, any Borrower or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, any Borrower or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, any Borrower or any of their respective Subsidiaries (other than Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any Borrower or any of their respective Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by Holdings and each Borrower of this Amendment and the performance by Holdings and the Borrowers of the Amended Agreement and the transactions contemplated by this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Holdings and each Borrower and is the legally valid and binding obligations of Holdings and the Borrowers, enforceable against such Persons in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


                  SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                   Holdings, each Borrower and each Subsidiary Guarantor hereby acknowledges that such Loan Party has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

                  Holdings and each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Credit Agreement.


                  SECTION 5.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon (i) receipt by the Administrative Agent of an amendment fee equal to $150,000 to be distributed among each Lender that has executed and delivered a counterpart of this Amendment (other than Comerica), in proportion to the amount of each such Lender's Revolving Loan Exposure to the aggregate amount of the Revolving Loan Exposure of all such Lenders, in each case after giving effect to Section 2 of this Amendment; (ii) the execution of a counterpart hereof by each of the Borrowers, each of the Subsidiary Guarantors, Holdings and each Lender and receipt by Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery; and (iii) payment to O'Melveny & Myers LLP, counsel to the Administrative Agent, of all outstanding legal fees and expenses for services provided to the Administrative Agent to date in connection with the Credit Agreement (including, but not limited, to this Amendment).



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


HOLDINGS:                          ARRIS GROUP, INC.


                                   By:
                                        ---------------------------------------
                                         Name:    Lawrence A. Margolis
                                         Title:   Vice President, Chief
                                                  Financial Officer & Secretary


COMPANY:                           ARRIS INTERNATIONAL, INC.


                                   By:
                                        ---------------------------------------
                                         Name:    Lawrence A. Margolis
                                         Title:   Executive Vice President,
                                                  Chief Financial Officer &
                                                  Secretary


ARRIS:                             ARRIS INTERACTIVE L.L.C.


                                   By:
                                        ---------------------------------------
                                         Name:    Lawrence A. Margolis
                                         Title:   Executive Vice President


SUBSIDIARIES OF COMPANY:           ANTEC ASSET MANAGEMENT COMPANY


                                   By:
                                        ---------------------------------------
                                         Name:   Lawrence A. Margolis
                                         Title:  President


                                   ANTEC LICENSING COMPANY


                                   By:
                                        ---------------------------------------
                                         Name:   Lawrence A. Margolis
                                         Title:  President

                                   TEXSCAN CORPORATION


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Chairman of the Board


                                   ELECTRONIC CONNECTOR CORPORATION OF ILLINOIS


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Vice President


                                   POWER GUARD, INC.


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Vice President


                                   ELECTRONIC SYSTEM PRODUCTS INC.


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Vice President


                                   KEPTEL, INC.


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Vice President

SUBSIDIARY GUARANTORS,
for purposes of Section 4 only,    TEXSCAN DE MEXICO, S.A. DE C.V.


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Chairman


                                   KEPTEL DE MEXICO S.A. DE C.V.


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Chairman


                                   ANTEC INTERNATIONAL CORPORATION


                                   By:
                                        ---------------------------------------
                                         Name: Lawrence A. Margolis
                                         Title: Director

LENDERS: THE CIT GROUP/BUSINESS CREDIT, INC., individually and as Administrative Agent, Collateral Agent and Syndication Agent


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                   BANK ONE, NA, as successor in interest of American National Bank and Trust Company of Chicago


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

For purposes of Section 1.2C and
Section 2 only,                    COMERICA BANK


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                   CONGRESS FINANCIAL CORPORATION (SOUTHERN)


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                   FLEET CAPITAL CORPORATION


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                   GMAC COMMERCIAL CREDIT LLC


                                   By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 1




                                                                              PRO RATA
LENDER                                           COMMITMENT                     SHARE
------                                           ----------                  ---------
The CIT Group/Business Credit, Inc.          $    22,500,000.00              19.5652%

Bank One, NA                                 $    22,500,000.00              19.5652%

Congress Financial Corporation
(Southern)                                   $    25,000,000.00              21.7391%
Fleet Capital Corporation                    $    22,500,000.00              19.5652%
GMAC Commercial Credit LLC                   $    22,500,000.00              19.5652%

                                             ==================             ========
                                             $   115,000,000.00                  100%

                                                                     Exhibit XXI



                         Form of Arris Intercompany Note



         See attached.

                                                                    Exhibit XXII



            Form of Holdings Convertible Subordinated Note Indenture



         See attached.


                                      S-3